UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange of 1934

Date of Report (Date of earliest event reported):

April 4, 2008

Exact Name of Registrant as specified in its charter;
Commission	State of Incorporation;	IRS Employer
File Number	Address and Telephone Number	Identification No.
1-14756	Ameren Corporation	43-1723446
(Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222

333-56594	Ameren Energy Generating Company	37-1395586
(Illinois Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 9, 2008, Ameren Energy Generating Company, a subsidiary of Ameren Corporation (“Ameren”), issued and sold $300,000,000 principal amount of its 7.00% Senior Notes due 2018 (the “Notes”) with registration rights in a private placement transaction.  The Notes were issued under Genco’s Indenture dated as of November 1, 2000 (the “Indenture”) between Genco and The Bank of New York Trust Company, N.A., as trustee, as amended and supplemented by the Fifth Supplemental Indenture, dated as of April 1, 2008, between Genco and the trustee (the “Fifth Supplemental Indenture”).  The Notes will mature on April 15, 2018.  Genco will pay interest on the Notes on April 15 and October 15 of each year, beginning on October 15, 2008.  Genco may at any time and from time to time redeem all or a portion of the Notes at a make-whole redemption price.  Genco will use the net proceeds from the sale of the Notes to repay outstanding short-term debt (consisting of borrowings under its credit facility and/or the Ameren non-state regulated subsidiary money pool) incurred to finance capital expenditures and to fund other corporate requirements and for other general corporate purposes.  On April 4, 2008, Ameren issued a press release announcing the offering and issuance of the Notes.  A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The Indenture contains default provisions including, among other things, Genco’s failure to make required payments on any senior debt securities of Genco when due and payable (including the Notes), Genco’s failure in the performance of any other covenants of Genco under the Indenture for 30 days after notice, certain events in bankruptcy, insolvency or reorganization, a cross-default provision in respect of Genco indebtedness exceeding $25 million and Genco not receiving payments in excess of $25 million due to it under the power supply agreement between Genco and Ameren Energy Marketing Company within 60 days of when they are due.  If an event of default under the Indenture occurs and is continuing, the trustee under the Indenture, or the holders of at least 25% of the outstanding senior debt securities thereunder (including the Notes), may declare the principal and interest thereon due and payable immediately.

The above description is qualified in its entirety by reference to the terms of the Indenture and the Fifth Supplemental Indenture, which are filed with this Current Report on Form 8-K as Exhibits 4.1 and 4.2 and incorporated herein by reference.

The Notes have not been registered under the Securities Act of 1933.  Genco offered and sold the Notes to the initial purchasers of the Notes in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  The initial purchasers then sold the Notes to “qualified institutional buyers” pursuant to the exemptions from registration provided by Rule 144A and Regulation S under the Securities Act.  Under the terms of a registration rights agreement between Genco and the initial purchasers, Genco has agreed to file an exchange offer registration statement with the Securities and Exchange Commission to allow holders to exchange the Notes for a new issue of substantially identical senior debt securities that have been registered under the Securities Act of 1933.  In addition, Genco has agreed to file, under specified circumstances, a shelf registration statement to cover resales of the Notes.  If Genco fails to comply with certain obligations under the registration rights agreement, it will be required to pay additional interest at the rate of 0.25% per year on the Notes for the period of noncompliance (plus an additional 0.25% per year from and during any period in which such noncompliance continues for more than 90 days, up to a maximum rate of 0.50% per year).

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1**	Indenture dated as of November 1, 2000, between Genco and The Bank of New York Trust Company, N.A., as trustee (Annual Report on Form 10-K for the year ended December 31, 2007, Exhibit 4.71).

4.2*	Fifth Supplemental Indenture, dated as of April 1, 2008, between Genco and The Bank of New York Trust Company, N.A., as trustee (including the form of Notes).

99.1*	Ameren Press Release, dated April 4, 2008, announcing the offering.

This combined Current Report on Form 8-K is being filed separately by Ameren and Genco (each, a “registrant”).  Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf.  No registrant makes any representation as to information relating to any other registrant.

*              Filed herewith.

**           Incorporated by reference as indicated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.  The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
Registrant

By:	/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

AMEREN ENERGY GENERATING COMPANY
Registrant

By:	/s/ Jerre E. Birdsong
Jerre E. Birdsong
Vice President and Treasurer

Date:  April 9, 2008

EXHIBIT INDEX

Exhibit No.	Description

4.1**	Indenture dated as of November 1, 2000, between Genco and The Bank of New York Trust Company, N.A., as trustee (Annual Report on Form 10-K for the year ended December 31, 2007, Exhibit 4.71).

4.2*	Fifth Supplemental Indenture, dated as of April 1, 2008, between Genco and The Bank of New York Trust Company, N.A., as trustee (including the form of Notes).

99.1*	Ameren Press Release, dated April 4, 2008, announcing the offering.

*              Filed herewith.

**           Incorporated by reference as indicated.